Exhibit 99.3

BEACON ROOFING SUPPLY, INC.

OFFER TO EXCHANGE

$300,000,000 aggregate principal amount of its
6.375% Senior Notes due 2023
that have been registered under the Securities Act of 1933 (which we refer to as the “New Notes”)
For any and all of its outstanding
6.375% Senior Notes due 2023 (which we refer to as the “Old Notes”)

           , 2016

To our Clients:

Enclosed for your consideration is a prospectus, dated            , 2016 (the “Prospectus“) and the accompanying letter of transmittal (the “Letter of Transmittal“), relating to the exchange offer (the “Exchange Offer“) of Beacon Roofing Supply, Inc. (the “Company“) to exchange up to $300,000,000 of its New Notes for a like principal amount at maturity of Old Notes, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 1, 2015, by and among the Company, certain subsidiary guarantors and the initial purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus and the Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange offer will expire at 5:00 p.m., New York City time, on            , 2016, the 20th business day following the date of the Prospectus (the “Expiration Date“), unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.
2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer.”
3.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.
4.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2016, unless extended by the Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender old notes.

INSTRUCTIONS WITH RESPECT
TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Old Notes.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the New Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By completing, executing and delivering these instructions, the undersigned hereby makes the acknowledgments, representations and warranties referred to above and instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

Old Notes Which Are to be Tendered
Certificate Numbers (if available)	Principal Amount Held by the Undersigned	Old Notes are to be Tendered (“Yes” or “No” and principal amount tendered, if less than all)*

*	Unless otherwise indicated, “yes” will be assumed and all notes held by the undersigned are to be tendered.

None of the Old Notes held by you for the undersigned’s account will be tendered unless you receive written instructions from the undersigned to do so. Unless a specific contrary instruction is given in the space provided, the undersigned’s signature(s) hereon shall constitute an instruction to you to tender all the Old Notes held by you for the undersigned’s account.

IMPORTANT

PLEASE SIGN HERE

(to be completed by all tendering holders)

The completion, execution and timely delivery of these instructions will be deemed to constitute an instruction to tender Old Notes as indicated above.

Signature(s):	_______________________________________________________

Name(s) (Please Print):	_______________________________________________________

Address:	_______________________________________________________

Zip Code:	_______________________________________________________

Area Code and Telephone No:	_______________________________________________________

Tax Identification or Social Security No:	_______________________________________________________

My Account Number with You:	_______________________________________________________

Date:	_______________________________________________________

(Must be signed by the registered holder(s) of the Old Notes exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, or by the person(s) authorized to become registered holder(s) by endorsement and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above. See Instruction 3 to the Letter of Transmittal.)